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                                                                    EXHIBIT 99.1

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE  INVESTMENTS

AT THE COMPANY
Neil H. Koenig
Interim Chief Financial Officer
(212) 949-1373

FOR IMMEDIATE RELEASE

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS ANNOUNCES SECOND QUARTER
                                    RESULTS

NEW YORK, NEW YORK AUGUST 14, 2003

- FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (NYSE:FUR) announced its financial results for the second quarter ended June 30, 2003.

Financial results for the three and six months ended June 30, 2003 and 2002 are as follows:

                                                      THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                   ---------------------------         ------------------------
(IN THOUSANDS)                                      JUNE 30,        JUNE 30,             JUNE 30,     JUNE 30,
                                                      2003            2002                 2003         2002
                                                   -----------    ------------         -----------  -----------
Revenues                                           $    4,304     $     4,490          $    8,734   $    9,193
                                                   ===========    ============         ===========  ===========

Net loss                                           $   (3,122)    $    (1,298)         $   (4,154)  $   (2,788)
                                                   ===========    ============         ===========  ===========

Net loss applicable to shares of
    beneficial interest                            $   (3,638)    $    (1,815)         $   (5,186)  $   (3,822)
                                                   ===========    ============         ===========  ===========

         For the three months ended June 30, 2003, the Company's net loss applicable to shares of beneficial interest was $3.6 million compared to net loss applicable to shares of beneficial interest of $1.8 million for the same period in 2002. Property net operating income, which is defined as rents less property operating expenses and real estate taxes, decreased for the three months ended June 30, 2003 to $1.8 million from $2.0 million for the same period in 2002. The decrease was attributable to a decrease in revenues of $0.1 million and an increase in operating expenses of approximately $0.1 million. The decrease in revenues of $0.1 million was primarily due to a decrease in occupancy at Park Plaza Mall. General and administrative expenses increased by $1.8 million when comparing the three months ended June 30, 2003 to the comparable period in 2002. The increase was due to a $2.4 million termination fee paid to Gotham Partners to terminate the proposed transaction. The Company's manufacturing business, VenTek, incurred a net loss of $0.2 million for the three months ended June 30, 2003, as compared to a net loss of $0.5 million for the three months ended June 30, 2002. Sales remained relatively constant for the three months ended June 30, 2003 as compared to the same period in 2002 and cost of goods sold decreased to $0.9 million from $1.1 million for the same period. The decrease in both sales and cost of goods sold is due to the winding down of current contracts and having nominal new business.
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         Interest income decreased during the three months ended June 30, 2003, as compared to the same period in 2002, due primarily to lower amounts invested and lower interest rates between the comparable three month periods.

         The Company declared a dividend of $0.5 million ($0.525 per share) on its Series A Cumulative Convertible Redeemable Preferred Shares in the second quarter of 2003. The dividend was paid July 31, 2003 to shareholders of record at the close of business on June 30, 2003.

TERMINATION OF PROPOSED TRANSACTION

         On June 25, 2003 the Company entered into a Settlement, Termination and Standstill Agreement (the "Agreement") with, among others, Gotham Partners. The Agreement provided for the termination of the merger agreement regarding the merger of the Company with Gotham Golf, the purchase by the Company of 5,841,233 common shares of the Company owned by Gotham Partners and its affiliates for approximately $11.1 million and a termination payment to Gotham Partners of $2.4 million. The Agreement also provides that neither Gotham Partners nor any affiliate will enter into or agree to enter into any form of business combination, acquisition or other transaction involving the Company or any majority-owned affiliate for a period of five years from the date of the Agreement.

         It is the current intention of the Board of Trustees of the Company to continue to operate the Company as an ongoing enterprise and to examine other alternatives as and when it may deem appropriate.

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, changes in local real estate conditions and markets, actions by competitors, interest rate movements and general economic conditions. Further information about these matters can be found in the information included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its fiscal year ended December 31, 2002.

         First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in New York, New York.
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FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS

Combined Statements of Operations

Unaudited (In thousands, except per share data)                  Three Months Ended                      Six Months Ended
                                                                      June 30,                               June 30,
                                                         -----------------------------------    ----------------------------------
                                                                2003                2002               2003               2002
                                                         ----------------    ---------------    ---------------    ---------------
Revenues
     Rents                                               $          3,335    $         3,407    $         6,780    $         6,704
     Sales                                                            718                647              1,444              1,592
     Interest                                                         251                436                510                897
                                                         ----------------    ---------------    ---------------    ---------------
                                                                    4,304              4,490              8,734              9,193
                                                         ----------------    ---------------    ---------------    ---------------
Expenses
     Property operating                                             1,342              1,187              2,523              2,457
     Cost of goods sold                                               879              1,116              1,966              2,489
     Real estate taxes                                                224                241                449                461
     Depreciation and amortization                                    525                519              1,060              1,028
     Interest                                                       1,099              1,202              2,371              2,405
     General and administrative                                     3,357              1,523              4,519              3,141
                                                         ----------------    ---------------    ---------------    ---------------
                                                                    7,426              5,788             12,888             11,981
                                                         ----------------    ---------------    ---------------    ---------------
Net loss                                                           (3,122)            (1,298)            (4,154)            (2,788)
     Preferred dividend                                              (516)              (517)            (1,032)            (1,034)
                                                         ----------------    ---------------    ---------------    ---------------
Net loss applicable to shares of beneficial interest     $         (3,638)   $        (1,815)   $        (5,186)   $        (3,822)
                                                         ================    ===============    ===============    ===============
Per share data

Basic:
Net loss applicable to shares of beneficial interest     $          (0.11)   $         (0.05)   $         (0.15)   $         (0.11)
                                                         ================    ===============    ===============    ===============
Diluted:
Net loss applicable to shares of beneficial interest     $          (0.11)   $         (0.05)   $         (0.15)   $         (0.11)
                                                         ================    ===============    ===============    ===============
Basic weighted average shares                                      34,550             34,806             34,677             34,806
                                                         ================    ===============    ===============    ===============
Diluted weighted average shares                                    34,550             34,806             34,677             34,806
                                                         ================    ===============    ===============    ===============